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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1998 included in Independent Bank Corp.'s Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference in this registration statement of our report dated July 24, 1998 included in The Rockland Trust Company Profit Sharing Trust's Form 11-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.






Arthur Andersen LLP
Boston, Massachusetts
October 22, 1999